UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

JP Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36647	27-2504700
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Las Colinas Blvd, Suite 2000

Irving, Texas 75039

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 444-0300

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Supplemental Indenture

In connection with the closing of their previously announced merger (the “Merger”), on March 8, 2017, American Midstream Partners, LP (“AMID”), JP Energy Partners LP (“JPE”) and certain of JPE’s subsidiaries surviving the Merger (the “JPE Entities” and together with JPE, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”) pursuant to which the Guarantors jointly and severally, fully and unconditionally, guaranteed AMID’s $300 million aggregate principal amount of 8.50% senior unsecured notes due 2021 on an unsubordinated, unsecured basis.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full and complete terms of the Supplemental Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Second Amended Credit Agreement

In connection with the Merger, on March 8, 2017, AMID, American Midstream, LLC (the “Company”), Blackwater Investments, Inc. (the “Blackwater Borrower”, and together with the Company, the “Borrowers”) entered into a Second Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, Bank of Montreal, Capital One National Association, Citibank, N.A., Suntrust Bank, Natixis, New York Branch, ABN AMRO Capital USA LLC, Barclays Bank PLC, Royal Bank of Canada, Santander Bank, N.A. and BNP Paribas acted as Co-Documentation Agents, Merrill Lynch Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers, and the lenders party thereto (the “Second Amended Credit Agreement”).

By entering into the Second Amended Credit Agreement, the Company amended its existing credit facility to increase its borrowing capacity thereunder from $750 million to $900 million and to provide for an accordion feature that will permit, subject to the customary conditions, the borrowing capacity under the facility to be increased to a maximum of $1.1 billion. The $900 million in lending commitments under the Second Amended Credit Agreement includes a $30 million sublimit for borrowings by the Blackwater Borrower and a $100 million sublimit for standby letters of credit, which was increased in this Second Amended Credit Agreement from $50 million. The Second Amended Credit Agreement matures on September 5, 2019.

The Second Amended Credit Agreement facilitates the joinder to the credit facility of the Guarantors and adjusts certain covenants, representations and warranties under the credit facility to support the Guarantors.

All obligations under the Second Amended Credit Agreement and the guarantees of those obligations are secured, subject to certain exceptions, by a first-priority lien on and security interest in substantially all of the Borrowers’ assets and the assets of all, subject to certain exceptions, existing and future subsidiaries, including the Guarantors, and all of the capital stock of AMID’s existing and future subsidiaries.

The foregoing descriptions of the Second Amended Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Second Amended Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 8, 2017, JPE amended its agreement of limited partnership (the “Amendment No. 1”), which changes the limited partner of JPE from AMID to The Company, pursuant to that certain Contribution Agreement, dated March 8, 2017, by and between AMID and The Company. The description of Amendment No. 1 in this Item 5.03 is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits.

Number	Description

3.1	Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of JP Energy Partners LP.

4.1	Supplemental Indenture, dated as of March 8, 2017, by and among American Midstream Partners, LP, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Second Amended and Restated Credit Agreement, dated as of March 8, 2017, by and among American Midstream, LLC, Blackwater Investments, Inc., American Midstream Partners, LP, Bank of America, N.A., Wells Fargo Bank, National Association, Bank of Montreal, Capital One National Association, Citibank, N.A., SunTrust Bank, Natixis New York Branch, ABN AMRO Capital USA LLC, Barclays Bank PLC, Royal Bank of Canada, Santander Bank, N.A., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JP Energy Partners LP

By:	Argo Merger GP Sub, LLC, its general partner

By:	/s/ J. Patrick Barley
Name:	J. Patrick Barley
Title:	President and Chief Executive Officer

Date: March 14, 2017

EXHIBIT INDEX

Number	Description

3.1	Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of JP Energy Partners LP.

4.1	Supplemental Indenture, dated as of March 8, 2017, by and among American Midstream Partners, LP, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Second Amended and Restated Credit Agreement, dated as of March 8, 2017, by and among American Midstream, LLC, Blackwater Investments, Inc., American Midstream Partners, LP, Bank of America, N.A., Wells Fargo Bank, National Association, Bank of Montreal, Capital One National Association, Citibank, N.A., SunTrust Bank, Natixis New York Branch, ABN AMRO Capital USA LLC, Barclays Bank PLC, Royal Bank of Canada, Santander Bank, N.A., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the lenders party thereto.